April 10, 1995







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

RE:  C-COR ELECTRONICS, INC.

Gentlemen:

C-COR Electronics, Inc. (the "Registrant") hereby transmits for filing via EDGAR, the Registrant's Current Report on Form 8-K dated March 31, 1995. The Current Report on Form 8-K was inadvertently filed on paper with the Commission on April 6, 1995.

                                Sincerely,
                                /s/ Jack B. Andrews
                                Vice President-Finance,
                                Secretary and Treasurer

JBA/jld
Attachment

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF

               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  March 31, 1995


                      C-COR ELECTRONICS, INC.
     (Exact name of registrant as specified in its charter)


     Pennsylvania           0-10726              24-0811591
(State or other juris-     (Commission file       (IRS Employer
diction of incorporation)      number)        Identification No.)


60 Decibel Road, State College, Pennsylvania             16801
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, includin area code (814) 238-2461


                             Not applicable
(Former name or former address, if changed since last report)

                               (1)

Item 5.  Other Events

         On or about March 31, 1995, a purported shareholder of the Registrant filed a complaint in the United States District Court for the Eastern District of Pennsylvania against the Company and one of its executive officers alleging that, during the period January 17, 1995 through March 24, 1995, the defendants knowingly or recklessly omitted material information about the Registrant in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and common law. The complaint seeks permission to proceed as a class action on behalf of certain persons who purchased shares of the Registrant's Common Stock during the period January 17, 1995 through March 24, 1995 and who were allegedly damaged. The complaint seeks compensatory damages in an unspecified amount and costs and expenses relating to the complaint, including reasonable attorneys' fees.


Item 7.  Financial Statements and Exhibits

         (c) (28)  Complaint, McCarthy v. C-COR Electronics, Inc.
                   et al., CA  95-CV-1911,  filed  March 31, 1995
                   (E.D. Pa.)

                               (2)

                           SIGNATURES



         Pursuant to the requirements  of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       C-COR ELECTRONICS, INC.



Dated:  April 10, 1995                 By: /s/ Jack B. Andrews
                                          Jack B. Andrews
                                          Vice President-Finance,
                                          Secretary & Treasurer
                               (3)

               IN THE UNITED STATES DISTRICT COURT
            FOR THE EASTERN DISTRICT OF PENNSYLVANIA


- ---------------------------------      CIVIL ACTION NO.
JAMES and ELIZABETH MCCARTHY,

                   Plaintiffs,             95-CV-1911

             v.                        JURY TRIAL DEMANDED

C-COR ELECTRONICS, INC. and
RICHARD E. PERRY,

                   Defendants.
- --------------------------------


                     CLASS ACTION COMPLAINT

    Plaintiffs, individually and on behalf of all other persons similarly situated, by their undersigned attorneys, for their complaint, allege as follows:

                     NATURE OF ACTION

    1. Plaintiffs bring this action as a class action on behalf of themselves and all other persons who purchased the common stock of C-COR Electronics, Inc. ("C-COR" or the "Company") on the open market during the class period, as defined below, to recover damages caused by defendants' violation of the federal securities laws and the common law.

                  JURISDICTION AND VENUE

    2. The jurisdiction of this Court is based upon Section 27 of the Securities and Exchange Act of 1934 (the "Exchange Act")
[15 U.S.C. 78aa], and  28  U.S.C. 1331.    The Court also has
supplemental jurisdiction pursuant to 28 U.S.C. 1367(a) over the state law claims alleged herein because they are so related to the federal claims that they form part of the same case or controversy.





                            (1)

    3. The claims asserted herein arise under Sections 10(b) and 20(a) of the Exchange Act, 15 U.S.C. 78j(b) and 78t(a), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"), including Rule 10b-5, 17 C.F.R. 240.10b-5, and under the common law.

    4. Venue is proper in this District, pursuant to Section 27 of the Exchange Act and 28 U.S.C. 1391(c), because C-COR is a Pennsylvania corporation and may be sued in a Federal District within Pennsylvania and many of the acts complained of, including the preparation and dissemination of materially false and misleading corporate documents, occurred in this District.

    5. In connection with the conduct complained of herein, defendants, directly or indirectly, used the means and; instrumentalities of interstate commerce, including the mails, interstate telephone communications, and the facilities of the national securities exchanges.

                        THE PARTIES

    6. Plaintiffs James and Elizabeth McCarthy purchased 150 shares of the common stock of C-COR on March 9, 1995.

    7. Defendant C-COR is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal offices located at 60 Decibel Road, State College, Pennsylvania 16801. C-COR designs and manufactures high-quality electronic equipment used in a variety of communication networks worldwide. Its common stock is listed and traded on the NASDAQ. During the class period, C-COR traded actively in an efficient, open and well-informed market which assimilated the information disseminated publicly by defendants.

    8. Defendant Richard E. Perry ("Perry") is and has been, at relevant times, Chairman of the Board, and Chief Executive
Officer of C-COR.




                            (2)

    9. Defendant Perry, as the senior officer and board chairman of the Company, is a controlling person of C-COR within the meaning of Section 20 of the Exchange Act. By reason of his positions with the Company, he was able to and did, directly or indirectly, in whole or in material part, control the content of various reports and filings with the SEC and public statements issued both by himself and by or on behalf of C-COR. He participated in and approved the issuance of such reports and statements at or about the time of their issuance. As a result of the foregoing, he was responsible for the truthfulness and accuracy of the Company's public reports and releases described herein.

    10. Each of the defendants either knew or recklessly disregarded the fact that the misleading statements and omissions complained of herein would adversely affect the integrity of the market for the Company's stock and would artificially inflate the price of the common stock. Each of the defendants acted knowingly or in such a reckless manner as to constitute a fraud and deceit upon plaintiffs and the members of the Class.

    11. Defendants are liable, jointly and severally, as direct participants in the wrongs complained of herein.

                     CLASS ALLEGATIONS

    12. Plaintiffs bring this action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b) (3) on behalf of a class consisting of all persons who purchased C-COR common stock on the open market during the period from January 17, 1995 to March 24, 1995, inclusive (the "Class Period"), and who suffered damages thereby. Excluded therefrom are the defendants, members of the individual defendant's family, any entity in which any defendant has a controlling interest or is a parent or subsidiary or affiliate and the officers, directors, employees, affiliates, legal representatives, heirs, predecessors, successors and assigns of any of the defendants (the "Class").




                            (3)

    13. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of Class members is unknown to the plaintiffs at this time and can only be ascertained through appropriate discovery, plaintiffs believe there are, at a minimum, hundreds of members of the Class who traded during the Class Period. C-COR has approximately 9.3 million shares of common stock outstanding, held by approximately 660 record holders. During the Class Period, volume trading on the NASDAQ in C-COR common stock, totaled approximately 5.4 million shares.

    14.  Common questions of law and fact exist as to all members of the Class and predominate  over any questions affecting solely
individual members of the Class.   Among the questions of law and
fact common to the Class are:

         (a) whether the federal securities laws and/or the common law were violated by defendants' acts as alleged herein;

         (b) whether the documents, releases and statements disseminated to the investing public during the Class Period omitted and/or misrepresented material facts;

         (c) whether defendants acted willfully or recklessly in omitting to state and/or misrepresenting material facts;

         (d) whether the market price of C-COR common stock during the Class Period was artificially inflated because of the non-disclosures and/or misrepresentations complained of herein;
and

         (e) whether the members of the Class have sustained damages and, if so, what is the proper measure of damages.

    15. Plaintiffs' claims are typical of the claims of the members of the Class as plaintiffs and members of the Class sustained damages arising out of defendants' wrongful conduct in violation of federal law and the common law complained of herein.



                            (4)

    16. Plaintiffs will fairly and adequately protect the interests of the members of the Class and have retained counsel competent and experienced in class and securities litigation. Plaintiffs have no interests antagonistic to or in conflict with those of the Class.

    17. A class action is superior to other available methods for the fair and efficient adjudication of this controversy since joinder of all members of the Class is impracticable. Furthermore, because the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it impossible for the Class members individually to redress the wrongs done to them. There will be no difficulty in the management of this action as a class action.

    18. Plaintiffs will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine in that:

         (a) defendants made public misrepresentations or failed to disclose facts during the Class Period;

         (b)  the omissions and misrepresentations were material;

         (c) the common stock of the Company traded in an efficient market;

         (d) the misrepresentations alleged would tend to induce a reasonable investor to misjudge the value of the Company's securities; and

         (e)  plaintiffs and the  members  of the Class purchased
C-COR common stock during the time the defendants failed to disclose or misrepresented material facts and before the time the true facts were disclosed, without knowledge of the omitted or misrepresented facts.






                            (5)

    19. Based upon the foregoing, plaintiffs and the members of the Class are entitled to a presumption of reliance upon the integrity of the market for, at least the purpose of class certification, as well as for ultimate proof of the claims on their merits. Plaintiffs will also rely, in part, upon the presumption of reliance established by a material omission.

                  SUBSTANTIVE ALLEGATIONS

    20. Commencing on January 17, 1995 with a press release issued by defendants directly to the media announcing C-COR's strong results for the second quarter, ended December 23, 1994, defendants stated to the market that C-COR's revenues for the third quarter, ended March 1995, and for the fourth quarter, ended June 24, 1995, would continue to be strong. In their press release, defendants reported that C-COR's revenues increased to $29,730,000, almost double the prior year's second quarter, and that C-COR's net income rose to $1,945,000 up from $1 million in the prior year's second quarter. In the press release, defendants stated:

         Commenting on the second quarter results, Mr. Perry stated "We are very pleased with the continued success at C-COR. The earnings per share are nearly double what they were a year ago the same quarter. Expansion plans are on schedule in our two Pennsylvania facilities. The State College move went smoothly during the annual holiday shutdown, and the Reedsville facility is currently being equipped so deliveries can begin in late January. We are hiring and training employees for that location now."

    21. In the press release defendants voluntarily chose to discuss the results that they expected for the third and fourth quarters of fiscal 1995. In the press release, defendants, in a statement made by defendant Perry, stated that:

         Looking ahead, we expect strong revenues for the second half of the year, although in the third

                            (6)
         quarter, the earnings  are  expected to reflect the
         start-up costs  for  Reedsville.    We anticipate a
         strong fourth quarter and continue to have a record backlog.

    22. On January 19, 1995, PR Newswire Association, Inc., and Dow Jones each published stories based on the defendants' January 17, 1995 press release, and each highlighted defendant Perry's statements, quoted in paragraph 21 hereof. PR Newswire stated that:

         Richard  E.  Perry,  Chairman  and  Chief Executive
         Officer  of  C-COR  Electronics,  Inc. (NASDAQ-NNM:
         CCBL), has announced today that C-COR expects continued revenue growth in its fiscal year 1995 third and fourth quarters, based on a record backlog from both domestic and international ordering.

    Dow Jones stated that:

         C-COR Electronics, Inc. (CCBL) expects continued revenue growth in the third and fourth quarters of fiscal 1995, which ends June 24.

         In a press release,  the  company based its outlook
         on  a  "record  backlog   from  both  domestic  and
         international ordering."

    23. On February 6, defendants filed with the SEC, C-COR's Form 10-Q for the second fiscal quarter ended December 23, 1994. Defendants stated in the Management's Discussion and Analysis that expenses increased in the first six months of fiscal 1995 because of "efforts to ramp up C-COR's production capacity in fiscal year 1995." Defendants further stated that the increase in sales volume more than offset the increased expenses over the first six months of fiscal year 1995. Defendants then stated that accounts receivable and inventories had increased, and described the impact of those increases on C-COR's business in the ensuing fiscal quarters, stating that:

                            (7)

         Accounts receivable increased $2,355,000 and inventories increased $5,339,000 over the first six months of fiscal year 1995. The increase in receivables is directly attributable to the aforementioned increase in C-COR's sales volume over the last two quarters. Inventory increased as a result of C-COR's ramp-up efforts to meet increased production demands as well as making "strategic" investments in certain raw material parts which were forecast to be in short supply in the future.

    24.  Defendants also stated that  C-COR had completed its new
90,000 square foot manufacturing facility in January 1995 and entered into a lease-purchase agreement for another 60,000 square foot manufacturing facility.

    25. In the aftermath of defendants' filing of C-COR's Form 10-Q, the market price of C-COR stock began to rise, reflecting the defendants' statements about their expectation for revenue growth in the third and fourth quarters and C-COR's growth in receivables, inventories and manufacturing capacity to enable C-COR to service this revenue growth and benefit financially from increased sales in the third and fourth quarters of fiscal 1995.

    26. Defendants' statements as alleged in paragraphs 20 through 23, however, were false and misleading and omitted material facts because defendants knew or recklessly disregarded the facts that C-COR was experiencing shortages in components, extended test times for products before they could be shipped, delays in development of products, and increased costs associated with its two new manufacturing plants, all of which were preventing C-COR from shipping products in a timely fashion and in sufficient volumes in the third quarter of fiscal 1995 to enable C-COR to achieve the record growth defendants stated C-COR would achieve. As a result of these existing and known problems, defendants knew or recklessly disregarded the material facts that C-COR would not be able to reach the stated increased growth in revenues, would not be able to offset the increased expenses with increased sales volume, would continue to experience increased

                            (8)
costs at its two new manufacturing facilities and, therefore, would not be able to reach increased growth in revenues and earnings as defendants publicly stated C-COR would record in the third fiscal quarter of 1995.

    27. Without disclosing the adverse material facts set forth in paragraphs 26 and 30 herein, defendant Perry, after the Form 10-Q was filed on February 6, 1995 and the stock price of C-COR had risen, commenced selling off, to unwitting class members, his holdings of C-COR common stock, taking advantage of and benefiting from his own misrepresentations of material fact, as alleged above in paragraphs 20 through 23. During the period February 16 through February 23, 1995, defendant Perry sold approximately 15-20% of his holdings, 20,000 shares, at prices between $26.50 and $28.50 per share.

    28.  Suddenly,  without  any  prior   warning  and  in  stark
contrast to defendants' prior statements, as quoted above, defendants revealed on March 27, 1995 that C-COR's revenues and earnings for the third quarter ended March 1995 would be lower than they had previously stated. Defendant Pery now admitted that growth in revenues and earnings would be down due to reduced shipments because of component shortages, extended test times, development delays and start-up costs at C-COR's two new manufacturing plants. Defendant Perry further admitted that "our plants continue to face challenges in the production and testing areas." (PR Newswire, March 27, 1995, emphasis added).

    29.  The market reaction  was  swift.    At  the close of the
market on March 27, 1995, the price of C-COR common stock had fallen 15% or $3.25 per share, to close at $19 on increased volume of more than 1.5 million shares.

    30. During the Class Period, defendants knew or should have known, but for their reckless disregard of facts known or available to them, that C-COR would experience a material shortfall in revenue and earnings during the third quarter from the growth levels defendants had stated C-COR would achieve by reason of the facts alleged in paragraph 26 hereof and that:


                            (9)

         (a)  C-COR was experiencing shortages in components;

         (b) C-COR was experiencing extended test times for products before they could be shipped;

         (c) C-COR was experiencing delays in development of products; and

         (d) C-COR was experiencing increased costs associated with its two new manufacturing plants.

    31. As a result of defendants' foregoing misrepresentations of and failures to disclose material facts, the price of C-COR common stock was artificially inflated throughout the Class
Period.

    32. Accordingly, the foregoing reports and public announcements issued by or on behalf of defendants, as alleged in paragraphs 20 through 23 above, were materially false and misleading, as alleged in paragraphs 26 and 30 above, throughout the Class Period. Defendants made statements which they knew or had reason to know were false and misleading, and omitted to state material facts necessary to make those statements not misleading. Defendants also issued statements for which they had no reasonable basis and failed to timely correct those statements throughout the Class Period.

    33. The foregoing undisclosed and misrepresented material facts are the type of information which, because of SEC regulations, regulations of the national stock exchanges and customary business practice, is expected by investors and securities analysts to be disclosed and is known by corporate officials and their legal and financial advisors to be the type of information which is expected to and must be disclosed.







                           (10)

                          COUNT I

    (Against All Defendants For Violations of Sections
     10(b) and 20 of the Exchange Act and Rule 10b-5)

    34. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 33 above as if fully set forth herein.

    35. Throughout the Class Period, defendants individually and in concert, directly and indirectly, used the means or instrumentalities of interstate commerce or of the mails to engage and participate in a continuous course of conduct and conspiracy to conceal and misrepresent adverse material information about C-COR. Defendants employed devices, schemes and artifices to defraud and engaged in acts, practices and a course of conduct designed to assure investors that such approval would be forthcoming, which included the making of or participation in the making of untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about status of the approval process in the light of the circumstances under which they were made, not misleading, and engaged in transactions, practices and courses of business which operated as a fraud and deceit upon the purchasers of C-COR common stock during the Class Period.

    36. Throughout the Class Period, defendants issued, caused to be issued or participated in the preparation and issuance of public statements, identified above, which presented a materially misleading picture about the Company and failed to correct those public statements throughout the Class Period.

    37. Defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though they were available to them, and to correct throughout the Class Period the statements they had made.

    38.  By virtue  of  the  foregoing,  defendants have violated
Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and defendant Perry is also liable as a controlling person pursuant to Section 20(a) of the Exchange Act.

                           (11)

    39. As a result of the deceptive practices and false and misleading statements and omissions described above, the market price of C-COR common stock was artificially inflated throughout the Class Period.

    40. Plaintiffs and the Class, relying on the integrity of the market in C-COR common stock and/or defendants' misrepresentations, purchased C-COR common stock during the Class Period at artificially inflated prices and were damaged. Had the plaintiffs and the Class known the truth concerning the misrepresented and omitted facts described herein, they would not have purchased C-COR common stock at the prices they did or at all. At the time of the purchases by plaintiffs and the members of the Class, the true value of C-COR common stock was substantially less than the prices paid by plaintiffs and the Class. Accordingly, plaintiffs and the members of the Class have been damaged.

                         COUNT II

              (Against All Defendants For Negligent
                    Misrepresentation)

    41. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 8, 11 through 31, and 33 above as if fully set forth in this paragraph.

    42. Among the direct and proximate causes of the misrepresentations of and omissions to state material facts in the public statements and reports set forth in the paragraphs above and a reasonably foreseeable result thereof, was the negligence and carelessness of the defendants.

    43. Defendants, in the course of their business, profession and employment and having a pecuniary interest in the purchase of C-COR common stock by plaintiffs and the other members of the Class, supplied false information for the guidance of plaintiffs and the other members of the Class in making investment decisions with respect to C-COR common stock. Defendants failed to exercise reasonable care and competence in obtaining and communicating such information.

                           (12)

    44. Defendants provided the aforesaid information pursuant to a public duty which was created to benefit and protect the investing public, including plaintiffs and the other members of the Class, in making investment decisions with respect to, among other things, C-COR common stock.

    45. It was specifically foreseeable and the defendants knew and specifically intended that C-COR announcements, filings, reports, statements and releases would be distributed to the investing public and to plaintiffs and the Class and defendants knew or could reasonably foresee that such information would be relied on by the investing public and the market in making investment decisions with respect to C-COR. Defendants owed a duty to plaintiffs and the other members of the Class to disseminate accurate, truthful and complete information.

    46. At the time of said misrepresentations and omissions, plaintiffs and other members of the Class were ignorant of their falsity and believed them to be true. In justifiable reliance on said misrepresentations and upon the fidelity, integrity and superior knowledge and expertise of the defendants, and in ignorance of the true facts, plaintiffs and other members of the Class were induced to and did purchase C-COR common stock at artificially inflated prices. Had plaintiffs and the other members of the Class known the true facts, they would not have taken such action. By reason thereof, they have been damaged.

    47. As a direct, proximate and reasonable foreseeable result of the foregoing conduct, plaintiffs and each member of the Class suffered damages.


    WHEREFORE, plaintiffs on behalf of themselves and the Class, pray for judgment as follows:

    A. Declaring this action to be a proper class action maintainable pursuant to Rule 23 of the Federal Rules of Civil
Procedure and plaintiffs to be proper class representatives;



                           (13)

    B. Awarding plaintiffs and the Class compensatory damages, together with appropriate prejudgment interest at the maximum rate allowable by law;

    C. Awarding plaintiffs and the Class their costs and expenses for this litigation including reasonable attorney's fees and other disbursements; and

    D. Awarding plaintiffs and the Class such other and further relief as may be just and proper under the circumstances.


                   DEMAND FOR JURY TRIAL

    Plaintiffs demand trial by jury.

    Dated: March 31, 1995       LEVIN FISHBEIN SEDRAN & BERMAN

                                By: /s/ Arnold Levin
                                   Arnold Levin (I.D. No. 02280)
                                   320 Walnut Street, Suite 600
                                   Philadelphia, PA 19106
                                   (215) 592-1500

                                Attorneys for Plaintiffs

OF COUNSEL:

SAVETT FRUTKIN PODELL & RYAN, P.C.
Stuart H. Savett (I.D. No. 03669)
Robert P. Frutkin (I.D. No. 21366)
320 Walnut Street, Suite 508
Philadelphia, PA 19106
(215) 923-5400

LAW OFFICES OF JAY S. COHEN
Jay S. Cohen (I.D. No. 19333)
Five Cynwyd Road
Bala Cynwyd, PA 19004
(610) 668-8931














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